KPMG Peat Marwick LLP
                           725 South Figueroa Street
                             Los Angeles, CA 90017

                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Pilgrim America Prime Rate Trust

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights and Investment Performance" and "Experts" in the prospectus.



                                    /s/  KPMG Peat Marwick LLP



Los Angeles, California
June 20, 1997